Exhibit 3.3
ENGLISH TRANSLATION
- - - ARTICLE ONE. The appearing parties hereby agree in establishing and incorporating a Business Company, fully subject to the Laws of the Mexican Republic, domiciled in Mexico, and will therefore be of Mexican nationality. The Company is to be named “OUTSOURCING, OPERADORA DE PERSONAL”, which name is to be followed by the words “SOCIEDAD ANONIMA DE CAPITAL VARIABLE”, or the abbreviation “S.A. DE C.V.”. -----------------------------------------------------------------------------------------------
- - - PURPOSE. ------------------------------------------------------------------------------------------------------------------------------------------------------
- - - a) ARTICLE TWO. Within the applicable legal framework, the purpose of the Company will be the rendering of any kind of business consultancy services, including financial, accounting, treasury, legal, and out-of-court collection, auditing, corporate, administrative, business, marketing, telecommunications, commission and sales, product development, technical nature, accounting and legal consultancy, preparation of financial statements and budgets, elaboration of programs and manuals, analysis to operating results, assessment to productivity information and potential financing, drafting of studies on capital availability, technical assistance, advisory or consultancy. -----------------------------------------------------------------------
- - - b) Rendering of services for the contracting of provisional personnel to third party individuals or legal entities, both domestic as well as foreign. ----------------------------------------------------------------------------------------------------------------------------------------------------
- - - c) Execute all kind of financing transactions, assets and liabilities, obtain all kind of loans or borrowings, issue debentures, bonds, commercial paper, and any other negotiable instruments or equivalent, with or without granting of real security by means of pledge, mortgage, trust, or under any other legal title, as well as to grant any kind of financing or loan to business or civil companies, partnerships or institutions with which Company may have or may not have a business relation or partnership interest, receiving particular rights in rem or rights in personam. ---------------------------------------------------------------------------------------
- - - d) Obtain all kind of loans or borrowings, issue debentures, bonds, commercial paper and any other negotiable instrument or equivalent, with or without the granting of particular real security by means of pledge, mortgage, trust or under any other legal title, as well as to grant any kind of financing or loan to business or civil companies, partnerships or institutions with which Company may have or may not have a business relation or partnership interest, receiving particular rights in rem or rights in personam. ------
- - - e) Grant and receive all kind of personal, real, pledge guarantees and grant avails for obligations or negotiable instruments under the charge of companies or partnerships in which the Company may hold an interest or partnership interest or companies or partnerships having an interest or partnership interest in the Company, as guarantor and/or avail of such persons, including for the granting of mortgage guarantees. ----------------------------------------------------------------------------------------------------------
- - - f) Subscribe, issue, endorse and avail, within the limits established in the prior item, all kind of negotiable instruments, and accept them or endorse them as provided for under Article nine of the General Law on Negotiable Instruments and Credit Transactions. ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------
- - - g) Promote, establish, organize, exploit, acquire, and take part in the capital stock or stockholders’ equity of all kind of commercial or civil companies, partnerships or corporations, whether industrial, business, service rendering or any other, both domestic as foreign, and to participate in their management or liquidation. ---------------------------------------------------------------------------
- - - h) Acquire, under any legal title, shares, interests, parts or partnership interests of any kind in business or civil companies, whether at the time of incorporation or by subsequent acquisition, and sell, dispose of, and negotiate such shares, interests and partnership interests, including any other security. ---------------------------------------------------------------------------------------------------------

- - - i) Obtain acquire, develop, market, improve, use, grant and receive, negotiate or dispose of, under any legal title, of all kind of patents, trademarks, names, as well as copyrights, options and preferences thereon, whether in Mexico or abroad. --------------------
- - - j) Perform, supervise or engage, in its own account or in the account of third parties, all kind of facilities, buildings, real estate developments, or establishments for offices or businesses. ----------------------------------------------------------------------------------------------------------------
- - - k) Implement, in its own account or in the account of third parties, training and development programs and perform research works for legal entities and individuals. -----------------------------------------------------------------------------------------------------------------------------------------------------------
- - - l) Give or take under lease, sublease or gratuitous loan or management; acquire, possess, exchange, dispose of, purchase and sale and market, transfer, or encumber title or possession of all kind of personal and real property, and other rights in rem and rights in personam thereon, required or appropriate for the attainment of its corporate purpose or for the operations or corporate purposes of the business or civil companies, partnerships and institutions in which the Company may hold an interest or partnership interest of any nature. ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
- - - m) Act as commission broker, mediator, agent, distributor or intermediary of any individual or legal entity. ---------------------------------------
- - - n) Represent within or outside the Mexican Republic, to any persons, legal entities and their representatives, intermediaries, commission brokers, legal representatives or attorneys-in-fact. ----------------------------------------------------------------------------------------------------------
- - - ñ) Produce, transform, adapt, import, export, lease and purchase and sale under any title, of any machinery, spare parts, materials, raw materials, industrial products, commodities and goods of any kind. ----------------------------------------------------------------------------------------------
- - - n) Execute agreements of any kind with any individual or legal entity, partnership, municipality, state, political entities, government or instrumentalities thereof for the attainment of its corporate purpose. ---------------------------------------------------------------------------------------------------
- - - p) In General, execute and perform all acts, agreements and transactions related, essential or incidental, deemed necessary or appropriate for the attainment of the above purposes. ------------------------------------------------------------------------------------------------------------------------
- - - DOMICILE. ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
- - - ARTICLE THREE. The Company’s domicile will be located in MEXICO CITY, FEDERAL DISTRICT, however, the Company may establish branches, agency offices and departments anywhere in the country or abroad, and may identify conventional domiciles in any agreements executed thereby. Similarly, regarding Company relations, shareholders are also subject to the jurisdiction of competent courts and authorities of the Company’s domicile, expressly waiving to the forum of their respective personal domiciles. -------------------------------------------------------------------------------
- - -TERM. -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
- - -ARTICLE FOUR. The life of the Company will last NINETY-NINE years, as from the date of execution of its articles of incorporation. If, upon completion of such term, the Company continues its operations, the term may be extended for periods of equal or shorter length, as determined by the Shareholders’ Meeting. -----------------
- - - FOREIGNERS’ ADMISSION CLAUSE. --------------------------------------------------------------------------------------------------------------------------------------
- - - ARTICLE FIVE.- Current or future foreigner Company shareholders formally agree with the Department of Foreign Affairs to be deemed as nationals with regards to the shares in this Company acquired thereby or held thereby, as well as with regard to the property, rights, concessions, partnership interests or interests held by this Company or else the rights and obligations deriving from the agreements to which the Company itself may be party with Mexican authorities and not to invoke by virtue of such fact the protection of their government, under penalty in the contrary event, of forfeiting in benefit of the Mexican nation any partnership interests acquired thereby. ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
- - - CAPITAL STOCK AND SHARES. ----------------------------------------------------------------------------------------------------------------------------------------------
- - - ARTICLE SIX. Fixed capital stock amounts to FIFTY THOUSAND PESOS, LEGAL TENDER OF THE UNITED MEXICAN STATES, and the variable capital stock will be unlimited. Fixed capital stock will be represented by FIFTY ordinary, registered shares, without par value, fully subscribed and paid-in in cash in Mexican currency, integrating Class I, split in two series: Series A representing Mexican capital, and Series B, representing foreign capital. ----------------------------------------------------------------------------------------------------------------------------
- - - Capital stock, in its variable portion, will be represented by Class II shares, split in two series: A and B, representing Mexican and foreign capital, respectively. ------------------------------------------------------------------------------------------------------------------------------------------------------------
- - - In the event of an increase to the capital stock, shareholders will have preemptive right for its subscription, prorate the number of shares held thereby. -----------------------------------------------------------------------------------------------------------------------------------------------------------------------
- - - Such preemptive right must be exercised within fifteen business days following the date of publication, in the Official Gazette of the Federation, of a resolution adopted by the Shareholders’ Meeting ordering such increase, except when the entire capital stock of the Company were represented at such Meeting. -----------------------------------------------------------------------------------------------------------------------------------
- - -  No capital increase may be decreed without shares representing the previously approved increase having been fully subscribed and paid-in. ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
- - - Capital decreases may be performed by withdrawing of shareholders’ contributions, to release them from any pending payment, to amortize shares with distributable profits and to cover losses. ------------------------------------------------------------------------------------------------------------
- - - ARTICLE SEVEN. In the event of share disposal, shareholders agree to establish a preemptive right in favor of shareholder or shareholders willing to exercise such preemptive right,

within fifteen calendar days as from the date of notification by certified mail about conditions regarding the share disposal. ---------------------
- - - Company is to maintain a Shareholders Registry Book as foreseen under Articles one hundred twenty-eight and one hundred twenty-nine, of the General Business Corporations Law. The Company will only acknowledge as the lawful holder of shares to the person entered as such in such Shareholder Registry Book in terms of identified articles of the General Business Corporations Law. ----------------------------------------------------------------------------------------------------------
- - - Interim or final share certificates covering shares must satisfy all requirements established under Article one hundred and twenty-five of the General Business Corporations Law. Furthermore, they must have inserted Article five of these bylaws and be signed by the Sole Administrator or by the Chairman of the Board of Directors, as the case may be, and such certificates may cover one or more shares -----
- - - ARTICLE EIGHT. In the event of increases to Class I or to minimum fixed part without right of withdrawal of the capital stock of the Company, these will be made by means of resolution adopted at a General Extraordinary Shareholders’ Meeting, consequently, having to amend Article six of these Bylaws. Any increases to Class II or variable portion of the capital stock of the Company will be made by means of resolution adopted at a General Ordinary Shareholders’ Meeting and consequently, such resolution will require no legalization before public notary, in the understanding that while shares representing increase have not been subscribed, they will be kept in the Company’s Treasury. ---------------------------------------------------------------------------------------------------------------------------------------------------------------------
- - - Shares which by resolution of the Meeting decreeing issue thereof are to be delivered as subscriptions are made, may be offered for subscription and payment, as the case may be, by the Sole Administrator or the Board of Directors or by the special delegate or delegates in accordance with the powers granted thereto by the Shareholders’ Meeting, in any event honoring preemptive rights established in these bylaws. -----------------------------------------------------------------------------------------------------------------------------------------------------------
- - - Capital increases may be made by means of capitalization to stockholders’ equity accounts referred to under Article one hundred and sixteen of the General Business Corporations Law or by means of payment in cash or in kind, or for capitalization to liabilities. In the event of increases by capitalization to stockholders’ equity accounts, all shares will be entitled to the prorate share corresponding thereto per shares issued to cover the increase. ------------------------------------------------------------------------------------------------------------------------------------------
- - -  All capital stock increases must be entered in the Capital Variations Registry Book which the Company is to maintain to such effect. -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
- - - In any increase in cash, shareholders will hold preemptive rights for the subscription of new shares issued or outstanding representing the increase, prorate the number of shares of the same class, series or sub-series held thereby at the time of the increase in question is decreed. Such right is to be exercised within the term established to such effect by the Meeting decreeing the increase, which under no event may be lesser than fifteen calendar days as from the date of publication of pertinent notice in the Official Gazette of the Federation (to which the parties grant the quality of official newspaper at the corporate domicile) and in one of the newspapers of broadest circulation at the corporate domicile. Shareholders will have no preemptive rights referred to hereunder regarding shares issued or kept in Treasury by reason of the merger of the Company or, as applicable, for the conversion of debentures. ---------------------------------------------------------------------------
- - - Upon completion of the term referred to in the prior paragraph without shareholders having exercised their preemptive right or, if they exercised it, without them having exercised it for the entirety of shares to which they were entitled, all other shareholders will be entitled to subscribe, within fifteen calendar days as from the date following termination of the term identified in the prior paragraph, those shares that were not subscribed by such shareholder. ---------------------------------------------------------------------------------------------------------------------------------
- - - In the event that following termination of the term referred to in the prior paragraph, there still were any shares without being subscribed, these may be offered for their subscription and payment, in conditions and terms determined by the Shareholders’ Meeting itself decreeing the capital increase or in terms provided by the Sole Administrator or the Board of Directors or the delegates appointed by the Meeting to such effect, in the understanding that the price at which shares may be offered to third parties, may not be lesser than the price at which shares were offered to shareholders of the Company for subscription and payment. ---------------------------------------------------------------------------------
No new capital increase may be decreed without shares representing the prior capital increase previously decreed are fully subscribed and paid-in. -------------------------------------------------------------------------------------------------------------------------------------------------------------------
- - - ARTICLE NINE. Capital stock may be decreased by resolution adopted by the General Extraordinary Shareholders’ Meeting and in terms of rules foreseen hereunder. ---------------------------------------------------------------------------------------------------------------------------------------------------
- - - Class I or minimum fixed capital stock portion decreases will require the resolution of the General Extraordinary Shareholders’ Meeting and the applicable amendments to Article six of these bylaws, in which event the provisions contained in Article nine of the General Business Corporations Law must be performed. -------------------------------------------------------------------------------------------------------------------
- - - Class II or variable capital stock portion reductions may be performed by resolution of the General Ordinary Shareholders’ Meeting and consequently, no legalization before public notary will be required. -----------------------------------------------------------------------------------------------
- - - Capital stock reductions may be effected to cover losses or to reimburse shareholders their contributions in terms with the assumptions contemplated in Article two hundred and six, and two hundred and twenty, of the General Business Corporations Law. Capital reductions to cover losses will be performed prorate to the minimum fixed portion and the variable portion of the capital stock. ---------------------------------------------
- - - The General Extraordinary Shareholders’ Meeting approval will be required in the event of capital stock reduction as a consequence that a shareholder holding shares representing Class II or variable capital stock portion is willing to exercise his right to withdraw, wholly or partially, his contributions represented by shares held thereby as provided for under Articles two hundred and twenty, and two hundred and twenty-one, of the General Business Corporations Law. --------------------------------------------------------------------------------------------------------------
- - - Contributions withdrawal shall enter into effect on the date of termination of the current year, in the event notification about resolution to exercise withdrawal right be filed before the last quarter of such year, or on the date of termination of the immediately following year, in the event the notice were filed during the last quarter of the year. --------------------------------------------------------------------------------------------------------
- - - Reimbursement for shares subject matter of withdrawal will be made at shares book value, in terms with the financial position statement approved by the General Ordinary Shareholders’ Meeting corresponding to the year when withdrawal entered into effect. ---------------------------------------------------------------------
- - - Capital stock may under no event be reduced to less than the minimum legal months and any and all capital stock reductions must be entered in the Capital Variations Registry Book to be maintained by the Company to such effect. -----------------------------------------------------
- - - In the absence of express resolution by the Shareholders’ Meeting decreeing the capital stock increase or reduction, the Sole Administrator or the Board of Directors may determine the term and manner within which subscription, payment or amortization is to be made, as applicable. ----------------------------------------------------------------------------------------------------------------------------------------------------------------------
- - - ARTICLE TEN. Final and interim share certificates representing shares may cover one or more shares and will contain the statements and requirements referred to under Article one hundred and twenty-five of the General Business Corporations Law, and any other requirement established in the applicable legal provisions or as specifically determined by the Shareholders’ Meeting resolving its issue, as well as indication of class and series corresponding thereto, and must have the wording of Article five of these bylaws. ---------------------------------------------------------------------------------------
- - - Interim or final share certificates must be undersigned by two standing members of the Board of Directors or, as applicable, by the Sole Administrator. ------------------------------------------------------------------------------------------------------------------------------------------------------------------------
- - - The signatures of the standing members of the Board of Directors or that of the Sole Administrator, may be autograph signatures, or facsimile prints, in this latter case subject to depositing of an original of the pertinent signatures in the Public Registry of Commerce on the corporate domicile. ------------------------------------------------------------------------------------------------------------------------------------------------------------------
- - - In the event of final share certificates, these must bear adhered numbered registered coupons as determined by the Board of Directors or by the Sole Administrator, to cover payment of dividends or the exercise of any other rights, as determined by the Shareholders’ Meeting. -------------------------------------------------------------------------------------------------------------------------------------------------------------------

- - - ARTICLE ELEVEN. In the event any shareholder were willing to transfer his shares, he must grant written notice to the Board of Directors, through the Chairman or the Secretary of such Board, or to the Sole Administrator, providing price, terms and conditions of proposed transfer, to the effect that the Chairman or the Secretary of the Board, or the Sole Administrator, within a term not exceeding fifteen calendar days, informs about such notification to all other shareholders, by means of written communication, to allow such shareholders to exercise their rights in terms of agreements executed thereby regarding share transfer. Following notice to shareholders, and without there being any grounded objection to the proposed share transfer, the Board of Directors or, as applicable, the Sole Administrator, within fifteen calendar days will authorize the pertinent shareholders to proceed to effect the transfer, provided such transfer is performed at the price and with all other terms and conditions contained in his notice to the Board of Directors, or as applicable, to the Sole Administrator. -----------------------------------------------------------------------------------------------------------------------------------------------
- - - SHAREHOLDERS’ RIGHTS AND OBLIGATIONS. -----------------------------------------------------------------------------------------------------------------------
- - - ARTICLE TWELVE. The General Shareholders’ Meeting is the supreme body of the Company. Shareholders’ Meetings may be Ordinary, Extraordinary or Special. --------------------------------------------------------------------------------------------------------------------------------------------------
- - - General Extraordinary Shareholders’ Meetings will be those called to deal with any of the matters listed on Article one hundred and eighty-two of the General Business Corporations Law. All other General Meetings will be Ordinary. -------------------------------------------------------
- - - General Extraordinary Meeting will be called to deal any of the matters indicated under Article one hundred and eighty-two of the General Business Corporations Law. All other General Meetings will be Ordinary ---------------------------------------------------------------------------------
- - - Special Meetings will be those held in order to deal matters that may affect rights of a single share category and will be subject to provisions applicable to Extraordinary Meetings. -------------------------------------------------------------------------------------------------------------------------------
- - - ARTICLE THIRTEEN. Shareholders’ Meeting calls are to be issued by the Board of Directors or the Sole Administrator, as the case may be, or by Statutory Auditor, in the events deemed convenient or in the events they must be called in terms with applicable provisions of the General Business Corporations Law. --------------------------------------------------------------------------------------------------------------------------------------
- - - In any event, shareholders of shares of at least thirty-three percent of the capital stock, may request in writing, at any time, that the Board of Directors or the Statutory Auditor call to the holding of a General Shareholders’ Meeting in order to deal with matters specified in their request.
- - - If no call were issued within fifteen days following the date of request, a Civil Judge or a District Judge at the corporate domicile will do it at the request of the interested parties representing thirty-three percent of the referred to stock, who are to reproduce their share certificates to such effect. ------------------------------
- - - Any shareholder owner of one single share may request a General Ordinary Shareholders’ Meeting be called in terms of Article one hundred and sixty-eight, and one hundred and eighty-five, of the General Business Corporations Law, when no meeting has been held in two consecutive years or when the meetings held throughout such term have not dealt with matters listed under Article one hundred and eighty-one of such General Business Corporations Law. --------------------------------------------------------------------------------------------------------------------
- - - ARTICLE FOURTEEN. -------------------------------------------------------------------------------------------------------------------------------------------------------------
- - - The calls for the holding of General Shareholders’ Meetings are to be published in the Official Gazette of the Federation (to which shareholders acknowledge the character of official newspaper at the corporate domicile) and in one of the dailies of broadest circulation at the corporate domicile, at least fifteen calendar days in advance to the date set for the holding of such Meeting. --------------------------------------------------------------------------------------------
- - - Calls are to contain the Agenda and must be signed by the person or persons issuing them, in the understanding that if issued by the Board of Directors, the signature of the Secretary or the Alternate Secretary, or that of the delegate appointed by the Board of Directors to such effect from among its members, will be sufficient. ----------------------------------------------------------------------------------------------------
- - - Meetings may be held without prior call in the event all shares representing capital stock were represented at the time of voting. ----------------------------------------------------------------------------------
If at any Meeting, whether Ordinary, Extraordinary or Special, all shareholders are represented, such Meeting may resolve by majority of votes on matters of any nature including those that are not contained in the pertinent Agenda. --------------------------------------------------------------
- - - Meetings will always be held at the corporate domicile. ---------------------------------------------------------------------------------------------------------------
- - - ARTICLE FIFTEEN. Shareholders entered in the Shareholders Registry Book maintained by the Company will be the only persons allowed to attend at any Meeting, which registry for any and all purposes will be closed three days in advance to the date set for the holding of the Meeting. -------------------------------------------------------------------------------------------------------------------------------------------------------------------
- - - In order to attend at Meetings, shareholders must reproduce the pertinent admission card, which will be only issued at the request of the shareholders, which must be requested at least twenty-four hours in advance to the time identified for the holding of the Meeting, submitting proof of deposits, at the Company Secretariat, of pertinent share certificates, or as applicable, certificates or deposit proof of such shares, issued by any institution for deposit of securities, by a credit institution, whether domestic or foreign. -----------------------------------------------------------------------------------------------------------
- - - Shares deposited to be entitled to attain Meetings will not be returned but following their holding, in exchange of the receipts issued therefor to the shareholder or shareholder’s representative. ----------------------------------------------------------------------------------------------------------------

- - - ARTICLE SIXTEEN. Shareholders may be represented at Meetings by the person or persons appointed thereby by means of simple proxy signed before two witnesses. -------------------------------------------------------------------------------------------------------------------------------------------------
- - - The members of the Board of Directors and the Statutory Auditor may not represent shareholders at any Meeting, nor they may vote shares held thereby at discussions regarding their liability or those regarding approval to reports referred to on Articles one hundred and sixty-six, fraction IV, and one hundred and seventy-two, of the General Business Corporations Law. -----------------------------------------------------
- - - ARTICLE SEVENTEEN. Meetings minutes will be entered in the Meetings Minutes Book to be maintained by the Company to such effect, and will be signed by those acting as Chairman and Secretary of the Meeting, as well as by the Statutory Auditor or Auditors attending thereat. ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------
- - - ARTICLE EIGHTEEN. Meetings will be chaired by the Chairman of the Board of Directors or, in his absence, by the Vice-Chairman of the same Board, or by the person appointed by the Shareholders’ Meeting, in the event of a number of Vic—Chairmen. In their absence, Meetings will be chaired by the persons appointed by those shareholders in attendance by majority of votes.
- - - The Secretary of the Board of Directors will act as such at Shareholders’ Meetings and in his absence, by the persons appointed to such effect by the shareholders in attendance by majority of votes. The Chairman will appoint one or more tellers from among those in attendance, in order to count the shares present thereat. Votes at any Shareholders’ Meeting will be by show of hands, except when any shareholder proposes that the Meeting is to adopt any resolution by majority of votes in attendance and vote cast count be by ballot. ---------------------------------------------------------------------------------------------------------------------------------------------
- - - ARTICLE NINETEEN. General Ordinary Shareholders’ Meetings will be held at least once a year within the four months following the closing of each corporate year. --------------------------------------------------------------------------------------------------------------------------------------------------------
- - - In addition to the matters listed in the Agenda, they must: -----------------------------------------------------------------------------------------------------------
- - - I.- Discuss, approve or amend the report of the Board of Directors referred to in the general statement of Article one hundred and seventy-two of the General Business Corporations Law. --------------------------------------------------------------------------------------------------------------------
- - - II.- Resolve on the application of results. -------------------------------------------------------------------------------------------------------------------------------------
- - - III.- Appoint the members of the Board of Directors or, the Sole Administrator, as the case may be, the Statutory Auditor, their respective alternates and establish their remuneration. ----------------------------------------------------------------------------------------------------------------------
- - - General Extraordinary Shareholders’ Meetings will be held at any time it were required to deal with any of the matters within their sphere of competence. -------------------------------------------------------------------------------------------------------------------------------------------------------------------
- - - All other Special Shareholders’ Meetings will be held in those events listed on Article one hundred and ninety-five of the General Business Corporations Law. ------------------------------------------------------------------------------------------------------------------------------------------------------------
- - - ARTICLE TWENTY. To the effect that a General Ordinary Shareholders’ Meeting be legally convened by virtue of first call, at least fifty percent of shares in which capital stock is divided,

must be represented thereat, and its resolutions will be valid when adopted by majority of votes of shares therein represented. ----------------
- - - In a second call, General Ordinary Shareholders’ Meetings may be validly held notwithstanding the number of shares represented thereat, and its resolutions will be valid when adopted by majority of votes of those shares voting and therein represented. ----------------------------------------------------------------------------------
- - - ARTICLE TWENTY-ONE. In Extraordinary and Special Shareholders’ Meetings, the following rules will apply: ----------------------------------
- - - I.- To the effect that an Extraordinary Shareholders’ Meeting be deemed legally convened by virtue of first call, at least seventy-five percent of shares in which capital stock is divided, must be represented thereat, and its resolutions will be valid when adopted by the favorable vote of shares in which capital is divided, at least representing fifty-one percent of shares in which capital is divided. --------------------------------------------------------------------------------------------------------------------------------------------------------
- - - In the event of second or further call, Extraordinary Shareholders’ Meetings may be validly held if at least fifty-one percent of shares in which capital stock is divided is thereat represented, and its resolutions will be valid if adopted by the favorable vote of shares at least representing fifty percent of the shares in which capital stock is divided. ---------------------------------------------------------------------------------------------
- - - II. Same rules foreseen under fraction I above of this Article will apply to Special Meetings, but with reference to special category of shares in question. -------------------------------------------------------------------------------------------------------------------------------------------------------------------------
- - - ARTICLE TWENTY-TWO.- Resolutions adopted without holding a Meeting by unanimity of the holders of the entirety of shares entitled to vote or the special category of shares in question, as applicable, comprising the capital stock, will be as valid as if adopted by a General or Special Shareholders’ Meeting, provided they are confirmed in writing with the autograph signature of each shareholder in the wording of resolution, in which the date of vote casting is to be noted. -------------------------------------------------------------------------------------------
- - - Once any and all autograph counterparts expressing shareholders’ votes are delivered, the Chairman of the Board of Directors jointly with such entity’s Secretary, or the Sole Administrator, as applicable, will transcribe resolutions in the Company’s Shareholders Minutes Book, attaching autograph counterparts evidencing shareholders’ votes. ---------------------------------------------------------------------------------------------
- - - COMPANY’S MANAGEMENT. -------------------------------------------------------------------------------------------------------------------------------------------------
- - - ARTICLE TWENTY-THREE. Direction and management of the Company will be under the charge of a Sole Administrator or a Board of Directors. When the members of the Board of Directors are foreigners, the provisions contained in the applicable laws will apply. ------------------------------------------------------------------------------------------------------------------------------------------------
- - - If a Board of Directors is elected, the Board of Directors will be comprised by a number no less than two, and up to the maximum number authorized by the appointing Meeting. ----------------------------------------------------------------------------------------------------------------------------------
- - - If a Board of Directors is elected, the right of minorities to appoint a member, in terms with Article one hundred and forty-four of the General Business Corporations Law, will be honored. ------------------------------------------------------------------------------------------------------------------------

- - - The member or members of the Board of Directors, or as applicable, the Sole Administrator, May be reelected, will occupy their office for a year, as from the date of their appointment, but will continue in office until a new appointment is being performed and their substitutes take possession of their office. ---------------------------------------------------------------------------------------------------------------------------------------
- - - The Board of Directors’ Meeting will be deemed as legally convened with the attendance of most of its members, if more than two. When the Board of Directors is comprised by two members, the presence of them both will be mandatory for a meeting to be legally convened. --------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
- - - The Chairman will have tie-breaking vote in the event of a tie. -------------------------------------------------------------------------------------------------------
- - - In its first Meeting, the members will appoint to the Chairman, the Secretary and, as applicable, the Alternate Secretary, these latter may be members or not. The minutes of the Board Meetings will be signed by the Chairman and the Secretary and the Statutory Auditor or Auditors in attendance. ---------------------------------------------------------------------------------------------------------------------------------------------------------------
- - - The Board of Directors or the Sole Administrator will be vested with broadest powers to attend the corporate purpose, and to direct and manage the Company. -------------------------------------------------------------------------------------------------------------------------------------------------------------
- - - The Board of Directors or the Sole Administrator will be vested with the following powers and capacities, including, without limitation, the following: ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
- - - a) Capacity to exercise the power of the Company for lawsuits and collections with all general powers, including those special powers requiring a special clause in terms with the Law, which is conferred without limitation in terms with that established under Article two thousand five hundred and fifty-four, paragraph one, of the Civil Code for the Federal District and the correlative Articles of the Civil Codes of all States in the Republic; the Company’s administration body therefore, will have capacity to; abandon any actions filed, including amparo proceedings; settle; submit to arbitration; make and answer questions; assign property; challenge judges; receive payments; and perform any and all acts expressly determined by Law, including the Company’s representation before court and administrative authorities of criminal, civil or any other nature, with capacity to file complaints and accusations, grant pardon, constitute itself as offended party and be coadjutant of the Public Prosecutor in proceedings of criminal nature, before work authorities and courts and before the Department of Foreign Affairs to execute agreements with the Federal Government, in terms of fractions one and four of Article twenty-seven of the Constitution, the organic Law and its Regulations. -------------------------------------------------------------------------------------
- - - b) Powers for acts of administration, in terms with that provided for in paragraph two of Article two thousand five hundred and fifty-four of the Civil Code for the Federal District and correlative articles of the Civil Codes of all the States in the Republic. ---------------------------------

- - - c) Power to freely appoint and remove to the Chief Executive Officer and to any other Directors and General or Special Managers, as well as to all other officers, attorneys-in-fact, agents and employees of the Company; determine their powers, obligations, work conditions and remunerations. ---------------------------------------------------------------------------------------------------------------------------------------------------------
- - - d) Power to acquire and dispose of shares and partnership interests in other companies. ---------------------------------------------------------------
- - - e) Power for acts of ownership in terms of paragraph three of Article two thousand five hundred and fifty-four of the Civil Code for the Federal District and its correlative articles of the Civil Codes of all the States in the Republic. ---------------------------------------------------------------
- - - f) Power on labor matters with express capacity to make and answer questions in terms with that provided for under Article seven hundred eighty-six of the Federal Labor Law, with powers to manage labor relations and settle in terms with that provided for under Articles eleven and eight hundred and seventy-six, fractions I and VI, of said law, as well as to appear before courting terms of fractions I, II, and III, of Article six hundred and ninety-two, and eight hundred and seventy-eight, of such law. --------------------------------------------------------
- - - g) Power to issue, subscribe, avail with limits established in these bylaws, and negotiate any and all kind of negotiable instrument in name of the Company, in terms of Article nine of the General Law on Negotiable Instruments and Credit Transactions, and appoint the persons with capacity to perform such acts. -------------------------------------------------------------------------------------------------------------------------------------
- - - h) Power to open and cancel bank accounts in name of the Company, as well as to make deposits and draw against them and authorize and appoint the persons drawing against such accounts. ----------------------------------------------------------------------------------------------------
- - - i) Power to call to the holding of Ordinary, Extraordinary or Special Shareholders’ Meetings, in any and all events foreseen in these corporate bylaws, or when deemed convenient, and establish the date and time for the holding of such Meetings and for the execution of their resolutions. ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------
- - - j) Power to appoint and remove to the Company’s independent auditors. ---------------------------------------------------------------------------------------
- - - k) Power to establish branches and departments of the Company anywhere in the Mexican Republic or abroad. ------------------------------
- - - l) Power to determine the sense in which votes corresponding to shares held by the Company are extraordinary and ordinary general shareholders’ meetings of the companies regarding which the Company is holder of a majority of shares are to be voted. ------------------------
- - - m) Power to confer general or special powers, and delegate any of the powers previously foreseen, except those the exercise of which exclusively lies on the Company’s administration body as provided for in the Law or in these corporate bylaws, always reserving for itself the capacity to exercise such powers and to revoke any power granted. --------------------------------------------------------------------------------------
- - - n) Power to perform any and all acts authorized in these bylaws or consequence hereof. ----------------------------------------------------------------

- - - ñ) Powers referred to in the prior paragraphs will be exercised before individuals and before any and all kind of administrative or court authorities, of federal, state or municipal nature, whether of the federal public administration or the government-controlled administration, and before Conciliation and Arbitration Boards, whether local or federal, and any other labor authority. ---------------------------------------------------
- - - Previous powers are conferred without detriment that the Shareholders’ Meeting may limit or extend such powers. ---------------------------
- - - ARTICLE TWENTY-FOUR. Resolutions adopted without holding a Meeting of the Board of Directors by unanimity of all its members, will be as valid as if adopted at any meeting, provided they are confirmed in writing, by the autograph signature of each member in the wording of the resolution, where the date when the vote was cast is to be noted. ---------------------------------------------------------------------------------
- - - Once all autograph counterparts evidencing the members’ vote are delivered, the Chairman of the Board of Directors jointly with the Secretary, will transcribe resolutions in the Board of Directors’ Meeting Minutes Book, attaching thereto autograph counterparts evidencing the members’ vote. ---------------------------------------------------------------------------------------------------------------------------------------------------------
- - - SURVEILLANCE OF THE COMPANY. --------------------------------------------------------------------------------------------------------------------------------------
- - - ARTICLE TWENTY-FIVE. Surveillance of corporate operations is entrusted to one or several statutory auditors who may or may not be shareholders, within the limits contained in Article one hundred and sixty-five of the General Business Corporations Law and will occupy their office for one year, as from and in the same terms as referred to under Article twenty-eight of these corporate bylaws. ---------------------------------------------------------------------------------------------------------------------------------
- - - One or a number of alternate statutory auditors may be appointed to substitute their respective alternates, in the event of temporary or definitive absences. --------------------------------------------------------------------------------------------------------------------------------------------------------------------
- - - The Meeting will honor minorities’ right as granted thereto by Article one hundred and forty-four of the General Business Corporations Law. ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
- - - THE PERSONS INDICATED. ----------------------------------------------------------------------------------------------------------------------------------------------------
- - - ARTICLE TWENTY-SIX. Corporate years will be calendar years and will start running as from January one to December thirty-one of each year, except for the first year, which shall start running as from the date of execution of the articles of incorporation, up to the thirty-first of December of the current year. -----------------------------------------------------------------------------------------------------------------------------------------------
- - - FINANCIAL STATEMENTS. ------------------------------------------------------------------------------------------------------------------------------------------------------
- - - ARTICLE TWENTY-SEVEN. The corporate year will run from January one to December thirty-one of each year, except for the first year, which shall run from the date of execution of these articles of incorporation and will be completed on December thirty-one of the same year.

- - - ARTICLE TWENTY-EIGHT. From the result contained in financial statements in terms of that provided for under Articles one hundred and seventy-two, one hundred and seventy-three, one hundred and seventy-six, and one hundred and seventy-seven, of the General Business Corporations Law, within the three months following the closing of each corporate year, the Board of Directors will at least prepare the following information: -----------------------------------------------------------------------------------------------------------------------------------------------------
- - - I.- A report on the Company’s operation within the year, as well as policies followed by the Board itself, or by the Sole Administrator, as the case may be, as applicable, on the main existing projects. ------------------------------------------------------------------------------------------------------
- - - II.- A report declaring and explaining the main accounting policies and criteria and information followed in the preparation of financial information. -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
- - - III,- A statement evidencing the Company’s financial position at the closing of the year. ------------------------------------------------------------------
- - - IV.- A statement showing, duly explained and classified, Company’s results for the year. ---------------------------------------------------------------
- - - V.- A statement evidencing changes in financial position for the year. -------------------------------------------------------------------------------------------
- - - VI.- A statement evidencing changes in items integrating the corporate property occurred during the year. ---------------------------------------
- - - VII.- Notes required to supplement and clarify information contained in prior statements. ----------------------------------------------------------------
- - - Report indicated hereunder, jointly with the Statutory Auditor’s report, must be made available to the holders of shares at least fifteen days in advance to the date of the General Ordinary Shareholders’ Meeting where these will be dealt with, and the shareholders will be entitled to the delivery of a copy.
- - - From the net profits of each year, as contained in financial statements duly approved by the General Ordinary Shareholders’ Meeting, following deduction of amounts required to: (i) make payments or previsions for the payment of pertinent taxes; (ii) the segregated amounts of mandatory nature by legal order; and (iii) amortization of losses from prior years, the following will be performed: -------------------------------------------------------------------------------------
- - - I.- Five percent of net profits will be segregated in order to establish, increase or, as applicable, replenish the Legal Reserve Fund, until such fund is equal to twenty percent of the capital stock. -----------------------------------------------------------------------------------------------------------
- - - II.- The amounts resolved by the Meeting will be segregated to create or increase general or special reserves. ---------------------------------
- - - III.- From the balance, the amount resolved by the Meeting will be destined for the payment to all shareholders, equally, dividends decreed, as applicable. ------------------------------------------------------------------------------------------------------------------------------------------------------------------
- - - IV.- Surplus, if any, will be made available to the Meeting or to the Board of Directors, or to the Sole Administrator, if so authorized by the Meeting itself. The meeting, or the Board of Directors, or the Sole Administrator, as applicable, may apply the surplus as deemed convenient thereby and in the best interest of the Company and its shareholders. --------------------------------------------------------------------------------

- - - Losses will be reported and will be paid by paid by all shareholders prorate to the number of shares held thereby, and up to the capital amount thereby represented. ------------------------------------------------------------------------------------------------------------------------------------------------
- - - Incorporators of the Company reserve no special interest in profits. -----------------------------------------------------------------------------------------------
- - - DISSOLUTION OF THE COMPANY. ------------------------------------------------------------------------------------------------------------------------------------------
- - - ARTICLE TWENTY-NINE. The Company may be dissolved by the resolution of General Shareholders’ Meetings in the events established by Law. -----------------------------------------------------------------------------------------------------------------------------------------------------------------------
- - - ARTICLE THIRTY. Following dissolution of the Company, it will be liquidated appointing one or several liquidators, who will proceed accordingly as provided for under Chapter eleven of the General Business Corporations Law. ----------------------------------------------------------------

- - - COMPANY’S LIQUIDATION ------------------------------------------------------------------------------------------------------------------------------------------------------
- - - ARTICLE THIRTY-ONE. Liquidator or liquidators will perform liquidation in compliance with the bases determined by the Meeting, as applicable, or in terms of the following bases and the provisions contained in Chapter XI of the General Business Corporations Law. --------------------------------------------------------------------------------------------------------
- - - I.- They will close the businesses as they think most convenient. -------------------------------------------------------------------------------------------------
- - - II.- They will pay loans and debts disposing of Company’s property required to such effect. -------------------------------------------------------------
- - - III.- They will prepare the final liquidation balance sheet. ---------------------------------------------------------------------------------------------------------------
- - - IV.- Upon approval of the final liquidation balance sheet, they will distribute liquid assets among all shareholders equally and prorate to the number of shares and to the amount reproduced held by each. -------------------------------------------------------------------------------------------------
- - - In the event of a dispute between liquidators, the Statutory Auditor is to call for the holding of an Extraordinary Shareholders’ Meeting to the effect that these resolve the issues in dispute. -------------------------------------------------------------------------------------------------------------------------
- - - ARTICLE THIRTY-TWO. During liquidation, Meetings will be held as foreseen hereunder and liquidators will perform as the Board of Directors during the normal life of the Company; the Statutory Auditor will continue performing regarding liquidators, functions which during the effective term of the articles of incorporation such Statutory Auditor had before the Board of Directors. ---------------------------------------------------------------------------
- - - ARTICLE THIRTY-THREE. While entry of liquidators’ appointment in the Public Registry of Commerce is pending and liquidators have not occupied their office, the Administration Body will continue performing, but may not initiate any new transactions following the adoption of dissolution resolution or after having demonstrated such dissolution’ legal grounds. -------------------------------------------------------------